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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                AUGUST 11, 1997
                       (Date of earliest event reported)

                                EFTC CORPORATION
             (Exact name of registrant as specified in its charter)

                        Commission file number:  0-23332



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                                      COLORADO                                                    84-0854616
                           (State or other jurisdiction                                        (I.R.S. Employer
                           of                                                                   Identification No.)
                            incorporation or
                           organization)
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                               9351 GRANT STREET
                            DENVER, COLORADO  80229
                    (Address of principal executive offices)



                                 (303) 451-8200
              (Registrant's telephone number, including area code)
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.


         On July 15, 1997, EFTC Corporation, a Colorado corporation (together with its subsidiaries, the "Company"), entered into a Master Agreement (as amended through the date hereof, the "Master Agreement") with AlliedSignal Avionics, Inc., a Kansas corporation ("Avionics"), and AlliedSignal Inc., a Delaware corporation, operating through its Aerospace Equipment Systems Unit ("AES," and together with Avionics, "AlliedSignal"). Pursuant to the Master Agreement, the Company agreed (i) to purchase certain assets owned by AlliedSignal that are located at AlliedSignal production facilities located in Tucson, Arizona, and Fort Lauderdale, Florida, (ii) to enter into certain related transactions with respect to each location and (iii) to enter into a Supplier Partnering Agreement with AlliedSignal to manufacture electronic assemblies for it at those facilities (the "Supplier Partnering Agreement"). The acquisition of assets by the Company from AES at the Tucson facility and related matters are referred to herein as the "Arizona Transaction," and the acquisition of assets by the Company from Avionics at the Fort Lauderdale facility and related matters are referred to as the "Florida Transaction." The Arizona Transaction and the Florida Transaction are referred to collectively as the "Transactions." The aggregate amount to the paid by the Company for the assets acquired approximates AlliedSignal's book value of those assets. Prior to the Transactions, AlliedSignal used the assets sold to the Company to provide electronic assembly services to certain of its own operations. At the time the Master Agreement was executed, AlliedSignal was a substantial customer of the Company.

         The discussion of the Master Agreement, the Supplier Partnering Agreement, the License Agreement referred to below and the other agreements related to each of them contained in this Report are qualified in their entirety by reference to the terms of such agreements, which constitute exhibits hereto and are incorporated herein by reference.


FLORIDA

         The transaction triggering the Company's obligation to file this Report on Form 8-K is the closing of the initial portion of the Florida Transaction, which occurred on August 11, 1997. Effective on that date, the Company (i) acquired from AlliedSignal approximately $11.3 million in raw material and work-in-process inventory previously used in the manufacture of certain electronic assemblies by AlliedSignal at its Fort Lauderdale facility,
(ii) employed certain persons who were formerly employed by AlliedSignal at its Fort Lauderdale facility, (iii) subleased from AlliedSignal the approximately 95,000 square foot portion of its Fort Lauderdale manufacturing facility formerly used in the manufacture of such electronic assemblies, and (iv) acquired from AlliedSignal the right to use on a temporary basis certain equipment used in the manufacture of such electronic assemblies. A total of approximately $5.2 million was paid to AlliedSignal on August 11, 1997. An additional portion of the purchase price of approximately $2.7 million is to be paid on or before August 29, 1997, and the balance is to be paid on or before December 31, 1997. The Company and AlliedSignal had entered into the Supplier Partnering Agreement as of July 15, 1997, but the Company did not begin to perform thereunder until it closed the initial portion of the Florida Transaction on August 11, 1997.

         Under the Master Agreement, the Company is obligated to acquire on September 2, 1997 the equipment it obtained the right to use on a temporary basis on August 11, 1997 and to license certain intellectual property. The aggregate purchase price and license fee to be paid that the time is approximately $2.8 million.


ARIZONA

         Certain matters relating to the Arizona Transaction occurred on August 4, 1997. Effective on that date, the Company (i) made a payment to AlliedSignal of approximately $300,000 toward the licensing of certain intellectual property and the purchase of certain equipment located at the AES manufacturing facility in Tucson that is to be acquired by the Company at the time it establishes it own manufacturing facility in Tucson as described below,
(ii) employed certain persons who were formerly employed by AlliedSignal at its Tucson facility, and (iii) contracted with AlliedSignal to provide the personnel and management services necessary to manufacture electronic assemblies





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at its Tucson facility.  The second stage of the Arizona Transaction is to occur at the time the Company establishes a new Tucson manufacturing facility, which is currently expected to occur during the first quarter of 1998. At that time, the Company will (i) pay to AlliedSignal the remaining approximately $300,000 for purchase of the equipment and license of the intellectual property, (ii) accept delivery from AlliedSignal of the equipment used at the Tucson facility and move that equipment to the Company's new manufacturing facility there, and (iii) acquire from AlliedSignal the remaining raw material and work-in-process inventory used by it in the manufacture of electronic assemblies at its Tucson facility.

         The Company has entered into contracts for the purchase of land and the purchase and remodel of a 65,000 square foot building in the Tucson area for a total cost of approximately $2.5 million (the "Real Property Purchase"). The building will house the assets and operations to be acquired from AlliedSignal when the Company removes such assets and operations from AlliedSignal's Tucson facility at the second stage of the Arizona Transaction.


LICENSE AGREEMENT

         The Company entered into a License Agreement (the "License Agreement") with AlliedSignal Technologies Inc. ("ASTI") as part of the Transactions. Effectiveness of the License Agreement has been suspended pending further discussions with respect thereto between the Company and AlliedSignal. Pending resolution of those matters, AlliedSignal has undertaken to cause its subsidiary, ASTI, to grant a temporary license to the Company for matters relating to the Fort Lauderdale facility. It is anticipated that the final form of License Agreement to be entered into will provide for the payment to ASTI of an amount equal to one percent of gross revenues received by the Company from the sale to third parties of products manufactured at its Fort Lauderdale or Tucson facilities through December 31, 2001.


FINANCING

         The Company has funded payment of the purchase price though borrowings under its existing credit facility with Bank One Colorado, N.A. ("Bank One"). Payment of additional amounts to AlliedSignal for the purchase of assets under the Master Agreement and the funding of the Real Estate Purchase may be funded by borrowings under the Company's existing line of credit or one of the following replacement or additional credit facilities. The Company has received a commitment for a loan from Bank One consisting of a $30 million revolving line of credit maturing on September 30, 2000 and a $15 million term loan maturing on September 30, 2002. In addition, the Company has agreed to issue $15 million in subordinated notes to Richard L. Monfort, a director of the Company.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         The following exhibits are filed herewith:

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         2.1     Master Agreement Regarding Asset Purchase and Related Transactions by and between the Company, Avionics and AES,
                 Inc., dated as of July 15, 1997 as amended by the First Amendment to the Master Agreement Regarding Asset Purchase
                 and Related Transactions dated as of July 31, 1997 and as further amended by the Second Amendment to the Master
                 Agreement Regarding Asset Purchase and Related Transactions dated as of August 11, 1997.

         2.2     AlliedSignal Aerospace Supplier Partnering Agreement, dated as of July 15, 1997, by and between the Company and
                 AlliedSignal, Inc.1
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                 ____________________ 1 A portion of the text of  this
agreement has been redacted from  this agreement  and  filed separately  with the  Commission pursuant to a Confidential Treatment Request.

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         2.3     License Agreement dated as of August 4, 1997 by and between the Company and ASTI.

         2.4     Premises License Agreement, dated as of August 4, 1997, by and between the Company and AES.

         2.5     Facilities Management and Transition Services Agreement dated as of August 4, 1997, between the Company and AES and as amended by a First Amendment to Facilities Management and Transition Services Agreement dated as of July 31,
                 1997.

         2.6     Sublease Agreement dated as of August 11, 1997 between the Company and AlliedSignal, Inc.

         2.7     Transition Services Agreement dated as of August 11, 1997 between the Company and Avionics.

         2.8     Agreement Regarding Use of Personal Property dated as of August 11, 1997 by and between the Company and Avionics.

         2.9     Agreement to Extend Avionics Personal Property Asset Transfer Date dated August 15, 1997 by and between the
                 Company, Avionics and AES.
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(Pursuant to Item 601(b)(2) of Regulation S-K, the Company agrees to furnish supplementally to the Commission upon request a copy of any schedule or exhibit omitted from any of the foregoing agreements.)





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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                            EFTC Corporation



                                            /s/ Stuart W. Fuhlendorf
Date: August 26, 1997                           Stuart W. Fuhlendorf
                                                Chief Financial Officer